Exhibit 10.4

GRID NOTE WITH LIBOR PRICING

New York, New York
$11,000,000.00	Date: April 8, 2004

On the due dates thereof or on March 31, 2005 (the “Maturity Date”), the undersigned (“Maker”) promises to pay to the order of HSBC Bank USA (“Bank”) at the office of Bank located at 452 Fifth Avenue, New York, New York 10018 or at any of its other banking offices in New York as Bank may designate by written notice to Maker, the principal sum of ELEVEN MILLION DOLLARS, or so much thereof as shall be advanced by Bank to Maker, upon Maker’s request and in Bank’s sole discretion, and not repaid, together with interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until the date on which this Note is paid in full, at the rate set forth below.

Interest on the unpaid principal of this Note will be due and payable on the last day of each month and on the Maturity Date whether by acceleration or otherwise.

Prior to the Maturity Date (whether by acceleration or otherwise) this Note shall bear interest at a rate (the “Contract Rate”) equal to 1.35% (135 basis points) per annum above LIBOR (as defined below). As used herein LIBOR with respect to an Advance means the per annum interest rate equal to the London Interbank Offered Rate shown on Bridge Telerate Screen, page 3750 or any successor page thereto, as at 11:00 AM (London time) rounded upward to the nearest 1/100th of 1%, two Business Days (as defined below) prior to the date of each Advance and each successive Time Period if an Advance is not paid in full for a period equal to the Time Period in an amount equal to the amount of the Advance. The Time Period will be chosen by the Maker prior to the date of each Advance and may be 30, 60, 90 or 120 days. Absent a choice of a Time Period by the Maker, the Time Period will be 30 days. As used herein, “Business Day” shall mean a day other than a Saturday, Sunday or holiday on which banks in London and New York City are open to conduct their usual business.

After Maturity, this Note shall be payable on demand and shall accrue at a fluctuating rate per annum equal to 2% per annum above (i) if the Contact Rate is a fixed rate, the Contract Rate, or (ii) if the Contract Rate is a fluctuating rate, the greater from time to time of (x) the Contract Rate in effect on the date that the principal became due and (y) the Contract Rate that would have been in effect from time to time if the principal had not become due.

Interest shall be calculated on the basis of a 360-day year for actual days elapsed. In no event shall the interest rate applicable at any time to this Note exceed the maximum rate permitted by law.

This Note evidences loans made by Bank to Maker in Bank’s sole discretion, from time to time. The unpaid principal balance of this Note at any time shall be the total amount advanced by Bank to Maker upon Maker’s request and in Bank’s sole discretion, less the total amount of principal payments made hereon by Maker. The date and amount of each such loan and each payment on account of principal thereof may be endorsed by Bank on the grid attached to and made a part of this Note, and when so endorsed shall represent evidence thereof binding upon Maker in the absence of manifest error. Any failure by Bank to so endorse shall in no way mitigate or discharge the obligation of Maker to repay any loans actually made.

Requests for advances to Maker from Bank and directions as to the disposition of the proceeds thereof may be given orally (including by telephone) or in writing to Bank by the officers of Maker or other persons authorized to borrow on Maker’s behalf. Any such loan so made shall be conclusively presumed to have been made to or for the benefit of Maker and Maker shall be liable in respect thereof when made in accordance with any such request or direction, or when deposited to any account of Maker with Bank, even though persons other than those authorized to borrow on behalf of Maker may have authority to draw against such account. Bank may rely on any such request or direction which it believes to be genuine, and Bank shall be fully protected in so doing without any duty to make further inquiry as to such genuineness or in otherwise acting in good faith in the premises. By making a request for a loan, Maker shall be deemed to be representing to Bank that all of the representations and warranties of Maker set forth in this Note are true and correct as of the date of such request as if made on and as of such date and shall also be deemed to be representing and warranting to Bank that on such date Maker is not in breach of any of its covenants to Bank set forth in this Note or in any other document or instruments of Maker to Bank and no event of default has occurred and is continuing with respect to any Obligations (as defined below).

If Bank determines, in good faith, during the term of this Note, that (A) by reason of circumstances affecting the London Interbank Market generally, adequate and fair means do not exist for ascertaining an applicable LIBOR or it is impractical for Bank to continue to fund all or part of the Principal Amount during any Time Period, or (B) quotes for funds in United States Dollars in sufficient amounts comparable to the then outstanding Principal Amount and for the duration of any Time Period would not be available to Bank in the London Interbank Market, or (C) quotes for funds in United States Dollars in the London Interbank Market will not accurately reflect the cost to Bank of funding all or part of the Principal Amount during any Time Period, or (D) the making or funding of loans, or charging of interest at rates, based on LIBOR shall be unlawful or unenforceable for any reason, then as long as such circumstance(s) shall continue, the then outstanding Principal Amount shall bear interest at a variable rate equal to the Reference Rate (as defined below) plus zero percent (0%) and such rate shall be the Contract Rate for all other purposes hereof. As used herein, “Reference Rate” means the rate established by Bank from time to time at its principal domestic office as its reference rate for domestic commercial loans. Bank may make loans to customers above, at or below the Reference Rate. Any change in the Reference Rate shall become effective on the date of such change.

Maker shall be entitled to prepay any outstanding principal amount of this Note in whole or in part before 11:00 A.M. on any Business Day prior to the conclusion of any applicable Time Period with respect to such principal amount without the prior consent of Bank provided that any such prepayments shall be made together with (i) the payment of all interest accrued on the prepaid principal to the date of prepayment and (ii) the payment of the Liquidated Cost (as defined below). As used herein, “Liquidated Cost” means, with respect to any prepayment, an amount necessary to compensate Bank for the cost of reinvesting, for the period extending to the last day of the stated Time Period, the paid or prepaid principal amount received by Bank at a rate or rates which may be less than the Contract Rate. Maker and Bank acknowledge that determining the actual amount of the Liquidated Cost may be difficult or impossible in any specific instance and accordingly Maker agrees with Bank that the Liquidated Cost shall equal the excess, if any, of (i) the product of (A) the amount of principal prepaid, multiplied by (B) the Contract Rate divided by 360, multiplied by (C) the remaining number of days from the date of the prepayment to the end of the stated Time Period, over (ii) that amount of interest which Bank determines that the holder of a Treasury Obligation (as defined below) selected by Bank in the amount (or as close to such amount as is feasible) of the prepaid principal and having a maturity date on the last day of the stated Time Period (or as soon thereafter as is feasible), would earn if that Treasury Obligation were purchased in the secondary market on the date of the prepayment and were held to the last day of the stated term of the Time Period. Maker agrees that the determination of Liquidated Cost shall be based on amounts which a holder of a Treasury Obligation could receive under these circumstances, whether or not Bank actually invests the prepaid principal amount in any Treasury Obligation. As used herein, “Treasury Obligation” means a note, bill or bond issued by the United States Treasury Department as a full faith and credit general obligation of the United States. Maker agrees that the payment of Liquidated Cost as a premium in connection with any prepayment is reasonable to compensate Bank for lost income resulting from such prepayment because Maker is receiving the benefit of having the Contract Rate priced based on LIBOR.

Upon the occurrence of any of the following (each an “Event of Default”) with respect to any Maker, Indorser, Obligor (as defined in the Continuing General Security Agreement relating hereto) or guarantor of the indebtedness evidenced by this Note (except that a 3 day cure period shall apply to (i) below and a 30 day cure period shall apply to all events of default with the exception of (ii) below for which there shall be no cure period (i) default in payment of any amount due under the terms of this Note or in the performance of any other Obligation or agreement of any nature or description to or with Bank (ii) any of them shall commence any case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to any of them, or seeking to adjudicate any of them a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to any of them or any of their debts, or seeking appointment of a receiver, trustee, custodian or other similar official for any of them or for all or any substantial part of the assets of any of them, or any of them shall make a general assignment for the benefit of its creditors, or there shall be commenced against any of them any case, proceeding or other action of a nature referred to in this clause (ii), or there shall be commenced against any of them any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the assets of any of them which results in the entry of an order for any such relief, or any of them shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this clause (ii), or any of them shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; (iii) entry of a judgment or judgements against any of them exceeding $100,000 in the aggregate (excluding any judgment for which such party is fully insured) shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days; (iv) failure to pay or remit any material tax when assessed or due, except to the extent contested in good faith by proper proceedings; (v) dissolution; (vi) making a bulk transfer or sending notice of intent to do so; (vii) granting any security interest (other than to Bank); (viii) suspension or liquidation of the usual business; (ix) failing to furnish Bank with any requested financial information or failing to permit inspection of books or records by Bank or any of its agents, attorneys or accountants; (x) making any misrepresentation to Bank in obtaining credit for any of them or; (xi) impairment of financial responsibility of any of them in Bank’s good faith opinion; then, in the case of any Event of Default other than those referred to in clause (ii) of this sentence, Bank may declare by notice to Maker any and all Obligations of Maker to be immediately due and payable, and in case of any Event of Default referred to in clause (ii) of this sentence all of the Obligations of Maker shall automatically become due and payable immediately without notice or demand.

To induce Bank to make Advances to Maker, Maker represents, warrants and covenants to Bank that (i) Maker has full power and authority to make, deliver and perform this Note; (ii) the execution, delivery and performance by Maker of this Note do not and will not violate or conflict with any law, rule, regulation or order binding on Maker or any agreement or instrument to which Maker is a party or which may be binding on Maker; (iii) this Note constitutes a legal, valid, binding and enforceable obligation of Maker; (iv) no authorization, consent, approval, license, exemption of or filing or registration with, any court or government or governmental agency is or will be necessary to the valid execution, delivery or performance by Maker of this Note; (v) the Advances evidenced by this Note will be used solely for (x) working capital purposes and (y) payment of a portion of the purchase price payable for the COMSTOCK ACQUISITION or other disclosed acquisitions; (vi) except as disclosed by Maker prior to the date hereof in filings with the SEC there are no pending or threatened actions, suits or proceedings against or affecting Maker by or before any court, commission, bureau or other governmental agency or instrumentality, which, individually or in the aggregate, if determined adversely to Maker, would have a material adverse effect on the business, properties, operations, or condition, financial or otherwise, of Maker; and (vii) the most recent financial statements of Maker heretofore delivered to Bank are complete and correct and since the date thereof there has not occurred any material adverse change in the financial condition or operations of Maker from that shown on said financial statements.

This Note shall be payable in lawful money of the United States of America in immediately available funds. Except as otherwise provided herein with respect to prepayments, all payments on this Note shall be applied to the payment of accrued interest before being applied to the payment of principal. Any payment which is required to be made on a day which is not a banking business day in the City of New York shall be payable on the next succeeding banking business day and such additional time shall be included in the computation of interest. In the event that any other obligations are due at any time that Bank receives a payment from Maker on account of this Note or any such other obligations, Bank may apply such payment to amounts due under this Note or the $4,000,000 Bridge Grid Note in such manner as Bank, in its discretion, elects, regardless of any instructions from Maker to the contrary.

In case any principal of or interest on this Note is not paid when due, each Maker and indorser shall be jointly and severally liable for all costs of enforcement and collection of this

Note incurred by Bank or any other holder of this Note, including but not limited to reasonable attorneys’ fees, disbursements and court costs. In addition, in the event of a default hereunder, Maker shall pay all reasonable attorney’s fees and disbursements incurred by Bank in obtaining advice as to its rights and remedies in connection with such default.

Maker and each indorser hereby separately waive presentment, notice of dishonor, protest and notice of protest, and any or all other notices or demands (other than demand for payment) in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Note. The liability of any Maker or indorser hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the holder hereof, including, but not limited to any extension of time, renewal, waiver or other modification. Any failure of the holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Bank or any holder may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Note nor consent to any departure by Maker therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

Any notice from Bank to Maker or any indorser shall be deemed given when delivered to Maker or such indorser by hand or when deposited in the United States mail and addressed to Maker or such indorser at the last address of Maker or such indorser appearing on Bank’s records.

This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and to be performed wholly within that state. If any provision of this Note is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision hereof.

MAKER AND EACH INDORSER AGREE THAT ANY ACTION, DISPUTE, PROCEEDING, CLAIM OR CONTROVERSY BETWEEN MAKER OR SUCH INDORSER AND BANK, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE (“DISPUTE” OR “DISPUTES”) SHALL, AT BANK’S ELECTION, WHICH ELECTION MAY BE MADE AT ANY TIME PRIOR TO THE COMMENCEMENT OF A JUDICIAL PROCEEDING BY BANK, OR IN THE EVENT OF A JUDICIAL PROCEEDING INSTITUTED BY MAKER OR SUCH INDORSER AT ANY TIME PRIOR TO THE LAST DAY TO ANSWER AND/OR RESPOND TO A SUMMONS AND/OR COMPLAINT MADE BY MAKER OR SUCH INDORSER, BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS PARAGRAPH AND SHALL, AT THE ELECTION OF BANK, INCLUDE ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH (1) THIS NOTE OR ANY RELATED AGREEMENTS OR INSTRUMENTS, (2) ALL PAST, PRESENT AND FUTURE

AGREEMENTS INVOLVING MAKER OR SUCH INDORSER AND BANK, (3) ANY TRANSACTION RELATED TO THIS NOTE AND ALL PAST, PRESENT AND FUTURE TRANSACTIONS INVOLVING MAKER OR SUCH INDORSER AND BANK, AND (4) ANY ASPECT OF THE PAST, PRESENT OR FUTURE RELATIONSHIP OF MAKER OR SUCH INDORSER AND BANK. Bank may elect to require arbitration of any Dispute with Maker or any indorser without thereby being required to arbitrate all Disputes between Bank and Maker or such indorser. Any such Dispute shall be resolved by binding arbitration in accordance with Article 75 of the New York Civil Practice Law and Rules and the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). In the event of any inconsistency between such Rules and these arbitration provisions, these provisions shall supersede such Rules. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this paragraph. In any arbitration proceeding subject to this paragraph, the arbitration panel (the “arbitrator”) is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator’s sole discretion) pre-hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in this paragraph. No provision of, nor the exercise of any rights under, this paragraph shall limit the right of Bank (1) to foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of the power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the Uniform Commercial Code, or otherwise herein pursuant to applicable law, (2) to exercise self-help remedies including but not limited to setoff and repossession, or (3) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of Bank, even if Bank is the plaintiff, to submit the Dispute to arbitration if Bank would otherwise have such right. Whenever an arbitration is required under this paragraph, the arbitrator shall be selected, except as otherwise herein provided, in accordance with the Commercial Arbitration Rules of the AAA. A single arbitrator shall decide any claim of $100,000 or less and he or she shall be an attorney with at least five years’ experience. Where the claim of any party exceeds $100,000, the Dispute shall be decided by a majority of three arbitrators, at least two of whom shall be attorneys (at least one of whom shall have not less than five years’ experience representing commercial banks). The arbitrator shall have the power to award recovery of all costs and fees (including attorneys’ fees, administrative fees, arbitrator’s fees, and court costs) to the prevailing party. In the event of any Dispute governed by this paragraph, each of the parties shall, subject to the award of the arbitrator, pay an equal share of the arbitrator’s fees.

MAKER AND EACH INDORSER AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN NEW YORK COUNTY, NEW YORK AND ANY ARBITRATION PROCEEDING PURSUANT HERETO SHALL BE CONDUCTED IN

COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO MAKER OR SUCH INDORSER AT ITS ADDRESS SET FORTH BELOW OR TO ANY OTHER ADDRESS AS MAY APPEAR IN BANK’S RECORDS AS THE ADDRESS OF MAKER OR SUCH INDORSER.

IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, BANK, MAKER AND EACH INDORSER WAIVE TRIAL BY JURY, AND MAKER AND EACH INDORSER ALSO WAIVE (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

Bank is authorized to fill in any blank spaces and to otherwise complete this Note and correct any patent errors herein.

JUPITERMEDIA CORPORATION

/s/ Alan M. Meckler

Alan M. Meckler
Chairman and Chief Executive Officer

/s/ Christopher S. Cardell

Christopher S. Cardell
President, Chief Operating Officer and Secretary

Address for notices:

23 Old Kings Highway South

Darien, CT 06820

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